Exhibit 10.4

EMPLOYMENT AGREEMENT

This Agreement (this "**Agreement**"), dated as of April 20, 2004 (sometimes the "**Effective Date**"), by and between THE VETERINARY COMPANY, INC., a Delaware corporation with principal executive offices at 787 Seventh Avenue, 48th Floor, New York, NY 10019 (the "**Company**"), and DENNIS F. STEADMAN, residing at 10 Milton Drive Yardley, PA 19067 (the "**Executive**").

W I T N E S S E T H :

WHEREAS, the Company desires to employ the Executive as President and Chief Executive Officer of the Company, and the Executive desires to serve the Company in those capacities, upon the terms and subject to the conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Employment

(a) Services. The Company hereby agrees to employ the Executive as its President and Chief Executive Officer. The Executive will report to the Board of Directors of the Company (the "**Board**") and shall be responsible for directing all daily operations of the Company, including, but not limited to, sales, marketing, sourcing, licensing, product development and financial affairs, and such other duties as consistent with the position as President and Chief Executive Officer and are otherwise directed by the Board (the "**Services**").

(b) Acceptance. The Executive hereby accepts such employment and agrees to render the Services.

2. Term.

The Executive's employment under this Agreement (the "**Term**") shall commence as of May 3, 2004 and shall continue for a term of three (3) years ending on May 2, 2007 (the "**Expiration Date**"), unless sooner terminated pursuant to Section 9 of this Agreement. Notwithstanding anything to the contrary contained herein, the provisions of this Agreement governing protection of Confidential Information shall continue in effect as specified in Section 6 hereof and survive the expiration or earlier termination of the Term.

3. Best Efforts; Place of Performance:

(a) The Executive agrees to perform the Services faithfully and to devote substantially all of his business time, attention and energies to the business and affairs of the Company during the Term and shall use his commercially reasonable best efforts to advance the interests of the Company and shall not during the Term be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, that will materially interfere with the performance by the Executive of his

duties hereunder or the Executive's availability to perform such duties or that will adversely affect, or negatively reflect upon, the Company. Notwithstanding the foregoing, it is understood and agreed that during the Term the Executive shall be entitled (i) to continue to participate in charitable and civic activities, (ii) to maintain his ownership interest in Valorum Associates, Ltd., (iii) to maintain his ownership interest in AgroSource Inc. and (iv) to purchase, hold and sell securities of publicly-traded corporations for his own account provided that his beneficial ownership of any one such issuer does not exceed two percent (2%), in each case without being deemed to violate the provisions of this Section 3(a), provided, however, that such activities to do not occupy more than eight business hours per month of the Executive's time.

(b) The duties to be performed by the Executive hereunder shall be performed primarily at an office of the Company to be located within a thirty-minute commuting radius of the Executive's current residence in Yardley, PA, subject to reasonable travel requirements on behalf of the Company, or such other place as the Executive and the Board may mutually agree.

4. Directorship. The Company shall use its best efforts to cause the Executive to be nominated and elected as a member of its Board of Directors throughout the Term and shall include him in the management slate for election as a director at every stockholders meeting held during the Term at which his term as a director would otherwise expire. The Executive agrees to accept election, and to serve during the Term, as director of the Company, without any compensation therefor other than as specified in this Agreement.

5. Compensation. As full compensation for the performance by the Executive of his duties under this Agreement, the Company shall pay the Executive as follows:

(a) Base Salary. The Company shall pay the Executive a salary (the "**Base Salary**") equal to Two Hundred Fifty-Five Thousand Dollars ($255,000.00) per year. Payment shall be made in accordance with the Company's normal payroll practices.

(b) Guaranteed Bonus. The Company shall pay the Executive an annual guaranteed bonus (the "**Guaranteed Bonus**") equal to One Hundred Thousand ($100,000) Dollars within 30 days following the first and second anniversaries of the Effective Date and on or before the Expiration Date.

(c) Discretionary Bonus. At the sole discretion of the Board of Directors of the Company, the Executive shall receive an additional annual bonus (the "**Discretionary Bonus**") in an amount equal to up to $150,000.00, based upon his performance on behalf of the Company during the prior year. Prior to each anniversary of the Effective Date, the Board of Directors in consultation with the Executive shall establish and communicate to the Executive the criteria by which the Board of Directors shall determine whether to pay the Executive the Discretionary Bonus. The Board of Directors, in consultation with the Executive, shall establish the criteria for the Discretionary Bonus for fiscal year 2004 by April 30, 2004. Factors to be considered by the Board of Directors shall include, but not be limited to, significant growth in the Company's market capitalization, product development and sales growth, the liquidity and performance of the Company's Common Stock, as well as any financing received by the Company from third parties introduced to the Company by the Executive. The

Discretionary Bonus shall accrue and be payable either as a lump-sum payment or in installments as determined by the Board of Directors of the Company in its sole discretion. The amount eligible to be received by the Executive as a Discretionary Bonus shall increase to up to $200,000.00 in the second year and up to $250,000.00 in the third year.

(d) Additional Bonus. The Executive shall receive a lump-sum cash bonus of (i) $200,000.00 for each product of the Company that is approved for commercial sale by the FDA during the Term and (ii) $50,000 for each new technology that is acquired by the Company with the consent of the Board during the Term, payable within 30 days of the occurrence of the event giving rise to the Additional Bonus.

(e) Withholding. The Company shall withhold all applicable federal, state and local taxes and social security and such other amounts as may be required by law from all amounts payable to the Executive under this Section 5.

(f) Restricted Shares. As additional compensation for the Services, the Company shall issue and sell to the Executive 259,026 shares of Common Stock of the Company (the "**Restricted Shares**") representing seven percent (7%) of the outstanding Common Stock of the Company. The Restricted Shares shall be held in escrow at Paramount Capital Investments, LLC. On each of the first and second anniversaries of the Effective Date and on the Expiration Date, 86,342 Restricted Shares shall vest, subject to the terms of this Agreement, and all vested shares will be released from the escrow account to the Executive. Except as otherwise provided in Section 10(c) below, no Restricted Shares shall vest until the first anniversary of the Effective Date. In connection with such grant, the Executive shall enter into the Company's standard restricted stock agreement and the escrow agreement attached hereto as Exhibit "A" which will incorporate the foregoing provisions regarding the lapsing of the risk of forfeiture with respect to such shares and the relevant provisions contained in Section 10 below. No Restrected Shares granted hereunder shall vest unless Executive is a current employee of the Company, unless specifically stated herein.

(g) Other Benefits. The Executive shall be entitled to all rights and benefits for which he shall be eligible under any benefit or other plans (including, without limitation, life insurance, dental, medical, medical reimbursement and hospital plans, pension plans, employee stock purchase plans, profit sharing plans, bonus plans and other so-called "fringe" benefits) as the Company shall make available to its senior executives from time to time.

(h) Vacation. The Executive shall, during the Term, be entitled to a vacation of three (3) weeks per annum, in addition to holidays observed by the Company. The Executive shall not be entitled to carry any vacation forward to the next year of employment and shall not receive any compensation for unused vacation days.

6. Confidential Information and Inventions.

(a) The Executive recognizes and acknowledges that in the course of his duties he is likely to receive confidential or proprietary information owned by the Company, its affiliates or third parties with whom the Company or any such affiliates has an obligation of confidentiality. Accordingly, during and after the Term, the Executive agrees to keep

confidential and not disclose or make accessible to any other person or use for any other purpose other than in connection with the fulfillment of his duties under this Agreement, any Confidential and Proprietary Information (as defined below) owned by, or received by or on behalf of, the Company or any of its affiliates. "Confidential and Proprietary Information" shall mean confidential or proprietary scientific or technical information, data, formulas and related concepts, business plans (both current and under development), client lists, promotion and marketing programs, trade secrets, or any other confidential or proprietary business information relating to development programs, costs, revenues, marketing, investments, sales activities, promotions, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company or of any affiliate or client of the Company. Notwithstanding the foregoing, Confidential and Proprietary Information shall not include (i) any information to the extent it becomes generally known through no fault of the Executive, (ii) any information known to the Executive prior to the disclosure thereof by the Company or (iii) any information which the Executive is required to disclose as a result of a subpoena or other legal process, provided, however, the Executive shall give prompt notice of such request to the Company so that the Company may seek an appropriate protective order. If, in the absence of a protective order, the Executive is legally compelled to disclose Confidential and Proprietary Information, such Confidential and Proprietary Information (and only such Confidential and Proprietary Information) may be disclosed in such proceeding without liability hereunder; provided, however, that the Executive shall give the Company written notice of the Confidential and Proprietary Information to be disclosed as far in advance of its disclosure as is practical and, upon the Company's request and at the Company's expense, the Executive shall use all reasonable efforts to obtain assurances that confidential treatment will be accorded to the disclosure of such Confidential and Proprietary Information in such proceeding. The Executive expressly acknowledges the trade secret status of the Confidential and Proprietary Information and that the Confidential and Proprietary Information constitutes a protectable business interest of the Company. The Executive agrees: (i) not to use any such Confidential and Proprietary Information for himself or others; and (ii) not to take any Company material, or reproductions (including but not limited to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) thereof from the Company's offices at any time during his employment by the Company, except as required in the execution of the Executive's duties to the Company. The Executive agrees to return promptly all Company material and reproductions (including but not limited, to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) thereof in his possession to the Company upon request and in any event upon termination of employment.

(b) Except with prior written authorization by the Company, the Executive agrees not to disclose or publish any of the Confidential and Proprietary Information, or any confidential, scientific, technical or business information of any other party to whom the Company or any of its affiliates owes an obligation of confidence, at any time during or after his employment with the Company.

(c) The Executive agrees that all inventions, discoveries, improvements and patentable or copyrightable works ("**Inventions**") initiated, conceived or made by him, either alone or in conjunction with others, during the Term shall be the sole property of the Company to the maximum extent permitted by applicable law and, to the extent permitted by law, shall be "works made for hire" as that term is defined in the United States

Copyright Act (17 U.S.C.A., Section 101). The Company shall be the sole owner of all patents, copyrights, trade secret rights, and other intellectual property or other rights in connection therewith. The Executive hereby assigns to the Company all right, title and interest he may have or acquire in all such Inventions; provided, however, that the Board of Directors of the Company may in its sole discretion agree to waive the Company's rights pursuant to this Section 6(c) with respect to any Invention that is not directly or indirectly related to the Company's business. The Executive further agrees to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights on such Inventions in any and all countries, and to that end the Executive will execute all documents necessary:

(i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

(d) The Executive acknowledges that while performing the Services under this Agreement the Executive may locate, identify and/or evaluate patented or patentable inventions having commercial potential in the fields of pharmacy, pharmaceutical, biotechnology, healthcare, technology and other fields which may be of potential interest to the Company or one of its affiliates (the "**Third Party Inventions**"). The Executive understands, acknowledges and agrees that all rights to, interests in or opportunities regarding, all Third-Party Inventions identified by the Company, any of its affiliates or either of the foregoing persons' officers, directors, employees (including the Executive), agents or consultants during the Employment Term shall be and remain the sole and exclusive property of the Company or such affiliate and the Executive shall have no rights whatsoever to such Third-Party Inventions and will not pursue for himself or for others any transaction relating to the Third-Party Inventions which is not on behalf of the Company.

(e) The Executive agrees that he will promptly disclose to the Company, or any persons designated by the Company, all improvements, Inventions made or conceived or reduced to practice or learned by him, either alone or jointly with others, during the Term.

(f) The provisions of this Section 6 shall survive the expiration or earlier termination of the Term.

7. Non-Competition Non-Solicitation and Non-Disparagement.

(a) The Executive understands and recognizes that his services to the Company are special and unique and that in the course of performing such services the Executive will have access to and knowledge of Confidential and Proprietary Information (as defined in Section 6) and the Executive agrees that, during the Term and for an additional period of (A)

twelve months thereafter if the Executive's employment hereunder is terminated (i) by the Company for Cause prior to the Expiration Date, (ii) by the Company without Cause prior to the Expiration Date in connection with a Change in Control of the type described in Section 10(c)(A), (iii) by the Company without Cause prior to the Expiration Date or (iv) by the Executive with or without Good Reason prior to the Expiration Date or (B) six months thereafter if the Executive's employment hereunder is terminated by the Company without Cause prior to the Expiration Date in connection with a Change in Control of the type described in Section 10(c)(B) (such period, the "**Restricted Period**"), he shall not in any manner, directly of indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity ("**Person**"), enter into or engage in any business which is engaged in any business directly or indirectly competitive with the business of the Company, either as an individual for his own account, or as a partner, joint venturer, owner, executive, employee, independent contractor, principal, agent, consultant, salesperson, officer, director or shareholder of a Person in a business competitive with the Company within the geographic area of the Company's business, which is deemed by the parties hereto to be worldwide. The Executive acknowledges that, due to the unique nature of the Company's business, the loss of any of its clients or business flow or the improper use of its Confidential and Proprietary Information could create significant instability and cause substantial damage to the Company and its affiliates and therefore the Company has a strong legitimate business interest in protecting the continuity of its business interests and the restriction herein agreed to by the Executive narrowly and fairly serves such an important and critical business interest of the Company. For purposes of this Agreement, the Company shall be deemed to be actively engaged on the date hereof in the development and commercialization of (a) drug delivery systems for animals, and (b) in the future of any other business in which it actually devotes substantive resources to study, develop or pursue. Notwithstanding the foregoing, nothing contained in this Section 7(a) shall be deemed to prohibit the Executive from (i) acquiring, or holding, solely for investment, publicly traded securities of any corporation, some or all of the activities of which are competitive with the business of the Company so long as such securities do not, in the aggregate, constitute more than four percent (4%) of any class or series of outstanding securities of such corporation.

(b) During the Term and thereafter during the Restricted Period, if any, the Executive shall not, directly or indirectly, without the prior written consent of the Company:

(i) solicit or induce any employee of the Company or any of its affiliates to leave the employ of the Company or any such affiliate; or hire for any purpose any employee of the Company or any affiliate or any employee who has left the employment of the Company or any affiliate within one year of the termination of such employee's employment with the Company or any such affiliate or at any time in violation of such employee's non-competition agreement with the Company or any such affiliate; or

(ii) solicit or accept employment or be retained by any Person who, at any time during the term of this Agreement, was an agent, client or customer of the Company or any of its affiliates where his position will be related to the business of the Company or any such affiliate; or

(iii) solicit or accept the business of any agent, client or customer of the Company or any of its affiliates with respect to products, services or investments similar to those provided or supplied by the Company or any of its affiliates.

(c) The Company and the Executive each agree that both during the Term and at all times thereafter, neither party shall directly or indirectly disparage, whether or not true, the name or reputation of the other party or any of its affiliates, including but not limited to, any officer, director, employee or shareholder of the Company or any of its affiliates.

(d) In the event that the Executive breaches any provisions of Section 6 or this Section 7 or there is a threatened breach, then, in addition to any other rights which the Company may have, the Company shall (i) be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained in such Sections and (ii) have the right to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments and other benefits (collectively "**Benefits**") derived or received by the Executive as a result of any transaction constituting a breach of any of the provisions of Sections 6 or 7 and the Executive hereby agrees to account for and pay over such Benefits to the Company.

(e) Each of the rights and remedies enumerated in Section 7(d) shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company at law or in equity. If any of the covenants contained in this Section 7, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants or rights or remedies which shall be given full effect without regard to the invalid portions. If any of the covenants contained in this Section 7 is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form such provision shall then be enforceable. No such holding of invalidity or unenforceability in one jurisdiction shall bar or in any way affect the Company's right to the relief provided in this Section 7 or otherwise in the courts of any other state or jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective states or jurisdictions, such covenants being, for this propose, severable into diverse and independent covenants.

(f) In the event that an actual proceeding is brought in equity to enforce the provisions of Section 6 or this Section 7, the Executive shall not urge as a defense that there is an adequate remedy of law nor shall the Company be prevented from seeking any other remedies which may be available. The Executive agrees that he shall not raise in any proceeding brought to enforce the provisions of Section 6 or this Section 7 that the covenants contained in such Sections limit his ability to earn a living.

(g) Notwithstanding anything to the contrary in this Section 7, (i) it is understood and agreed that the Executive's performance of his obligations pursuant to this Section 7 during the Restricted Period, if any, are subject to the Company's performance of its obligations to the Executive in connection with the termination of his employment pursuant to Section 10 below and (ii) it is understood and agreed that the Company's performance of its

obligations pursuant to Section 10 during the Restricted Period, if any, are subject to the the Executrive's performance of his obligations to the Company in connection this Section 7.

(h) The provisions of this Section 7 shall survive the expiration or earlier termination of the Term.

8. Representations and Warranties by the Executive.

The Executive hereby represents and warrants to the Company as follows:

(i) Neither the execution or delivery of this Agreement nor the performance by the Executive of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default or breach of any covenant or obligation under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the Executive is a party or by which he is bound.

(ii) The Executive has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Executive enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the Executive to execute and deliver this Agreement or perform his duties and other obligations hereunder.

9. Termination. The Executive's employment hereunder shall be terminated upon the Executive's death and may be terminated as follows:

(a) The Executive's employment hereunder may be terminated by the Board of Directors of the Company for Cause (as defined below). Any of the following actions by the Executive shall constitute "Cause";

(i) the Executive's commission during the Term of embezzlement, theft or other dishonest or fraudulent acts of a material nature, provided that the Company gives notice thereof identifying the conduct alleged and allows the Executive and his representatives to present his position to the Board of Directors prior to such termination;

(ii) the Executive's conviction of a felony, whether or not committed in the course of his employment by the Company;

(iii) the Executive's willful malfeasance or gross negligence which has a material adverse effect on the Company or its business, provided that the Company gives notice thereof identifying the conduct alleged and, if such action is capable of cure, gives the Executive ten (10) business days to cure;

(iv) persistent inattention or failure by the Executive to discharge his duties and responsibilities due to alcohol or drug abuse, provided that the Company gives notice thereof identifying the conduct alleged and, if such action is capable of cure, give the Executive ten (10) business days to cure;

(v) a violation of the Company's policy regarding discrimination or harassment in the workplace which is deemed by a majority of the disinterested members of the Company's board of directors acting in good faith to warrant the termination of the Executive's employment hereunder and, if such action is capable of cure, gives the Executive ten (10) business days to cure unless there is a serious claim filed by a Company employee which is sustainable in the judgment of the Company's outside counsel and, in any event after the Executive and his representative have been given a reasonable opportunity to present his position; and

(vi) a willful disregard or failure to perform a written lawful directive of the Board consistent with Executive's duties as President and Chief Executive Officer;

(vii) the material breach by the Executive of this Agreement, which breach remains uncured for ten (10) business days after written notice of such breach.

(b) In the event the Executive, by reason of physical or mental disability (excluding infrequent and temporary absences due to ordinary transitory illnesses), shall be unable, for more than two (2) months in the aggregate during any twelve (12) month period during the Term, to perform the Services, or in the event the Executive shall be permanently disabled, a termination of this Agreement for "Disability" shall occur at the end of the month following the month in which the Company shall have given notice to the Executive of its intention to terminate the Agreement because of such Disability.

(c) The Executive's employment hereunder may be terminated by the Board (or its successor) upon the occurrence of a Change of Control. For purposes of this Agreement, "**Change of Control**" means (i) the acquisition, directly or indirectly, following the date hereof by any person (as such term is defined in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), in one transaction or a series of related transactions, of securities of the Company representing in excess of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities if such person or his or its affiliate(s) do not own in excess of 50% of such voting power on the date of this Agreement, or (ii) the future disposition by the Company (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets in one transaction or series of related transactions (other than a merger effected exclusively for the purpose of changing the domicile of the Company).

(d) The Executive's employment hereunder may be terminated by the Executive for Good Reason. For purposes of this Agreement, "**Good Reason**" shall mean (i) failure of the Company to continue the Executive in his executive position as President and Chief Executive Officer of the Company; (ii) material reduction in the nature or scope of the Executive's responsibilities, duties, power or authority, in each case as set forth in Section 1 above; (iii) material reduction by the Company of the Executive's benefits (unless such benefits are similarly reduced for all employees); (iv) failure of the Executive to be nominated to serve as a member of the Company's Board of Directors at each stockholders meeting of the Company held during the Term (and such current Board members will be obligated to vote shares in favor

of the Executive), or (v) a material breach by the Company of any provision of this Agreement that is not cured within ten (10) business days of written notice by the Executive to the Board.

(e) The Executive's employment may be terminated by the Company without Cause.

10. Compensation upon Termination.

(a) If the Executive's employment is terminated as a result of his death or Disability, the Company shall pay to the Executive or to the Executive's estate, as applicable, (i) his accrued but unpaid Base Salary, (ii) his accrued but unpaid Guaranteed Bonus (pro rated on a straight line basis based upon the aggregate number of days the Executive was employed by the Company during the period to which the Guaranteed Bonus relates) plus any Discretionary Bonus and Additional Bonus, if any, which has been earned but is unpaid and (iii) expense reimbursement amounts, in each case through the date of his Death or Disability. All Restricted Shares that are scheduled to vest on the next succeeding anniversary of the Effective Date or the Expiration Date, as the case may be, shall be accelerated and deemed to have vested as of the termination date. All Restricted Shares that have not vested (or been deemed pursuant to the immediately preceding sentence to have vested) as of the date of termination shall be deemed to have been forfeited to the Company as of such date.

(b) If the Executive's employment is terminated for Cause, then the Company shall pay to the Executive (i) his accrued but unpaid Base Salary in accordance with normal payroll practices, (ii) accrued but unpaid Additional Bonus; and (iii) expense reimbursement amounts, in each case through the date of termination. The Executive shall have no further entitlement hereunder to any other compensation or benefits from the Company except to the extent otherwise provided by law. All Restricted Shares that have not vested as of the date of termination shall be deemed to have been forfeited to the Company as of such date.

(c) Termination upon Change of Control.

(A) In the event that the Executive's employment is terminated as a result of a Change of Control resulting in the Company or its stockholders receiving at least $40,000,000 in value, then the Company shall pay to the Executive on the effective date of such termination (i) one year's Base Salary payable in accordance with normal payroll practices, (ii) his accrued but unpaid Guaranteed Bonus (pro rated on a straight line basis based upon the aggregate number of days the Executive was employed by the Company during the period to which the Guaranteed Bonus relates) plus any Discretionary Bonus or Additional Bonus which has been earned but is unpaid, (iii) his expense reimbursement amounts, in each case through the date of the Change of Control, and (iv) the full amount of the Discretionary Bonus for the contract year of such Change of Control. All Restricted Shares that are scheduled to vest shall be accelerated and deemed to have vested as of the date of the Change of Control. In addition, at the request of the Executive, the Board of Directors will reasonably

consider releasing the Executive from the Non-Competition obligations described in section 7.

(B) In the event that the Executive's employment is terminated as a result of a Change of Control resulting in the Company or its stockholders receiving less than $40,000,000 in value, then the Company shall pay to the Executive on the effective date of such termination (i) six months Base Salary payable in accordance with normal payroll practices, (ii) any accrued or unpaid Additional Bonus, and (iii) his expense reimbursement amounts, in each case through the date of the Change of Control. All Restricted Shares that are scheduled to vest on the next succeeding anniversary of the Effective Date or the Expiration Date, as the case may be, shall be accelerated and deemed to have vested as of the date of the Change in Control. All Restricted Shares that have not vested (or been deemed pursuant to the immediately preceding sentence to have vested) as of the date of the Change in Control shall be deemed to have been forfeited to the Company as of such date. In addition, at the request of the Executive, the Board of Directors will reasonably consider releasing the Executive from the Non-Competition obligations described in section 7.

(d) If the Executive terminates his employment hereunder for Good Reason or is terminated by the Company other than as a result of the Executive's death or Disability and other than for reasons specified in Sections 10(b) or (c), then the Company shall (i) continue to pay to the Executive his Base Salary for a period of twelve months following such termination in accordance with normal payroll practices, (ii) pay the Executive in a lump sum on the date of termination any expense reimbursement amounts owed through the date of termination, (iii) pay the Executive in a lump sum on the date of termination his next payable Guaranteed Bonus in full as if such Executive completed the full year of employment to which Guaranteed Bonus relates, (iv) and pay Executive in a lump sum on the date of termination any accrued but unpaid Additional Bonus. All Restricted Shares that are scheduled to vest during the Term shall be accelerated and deemed to have vested as of the termination date.

(e) This Section 10 sets forth the only obligations of the Company with respect to the termination of the Executive's employment with the Company, and the Executive acknowledges that, upon the termination of his employment, he shall not be entitled to any payments or benefits which are not explicitly provided in this Section 10 except as otherwise provided by law.

(f) Upon termination of the Executive's employment hereunder for any reason, the Executive shall be deemed to have resigned as director of the Company, effective as of the date of such termination.

(g) The provisions of this Section 10 shall survive the expiration or earlier termination of the Term.

11. Indemnification. The Company agrees to indemnify, defend and hold the Executive harmless from and against all loss, liability and expense (including, but not limited to, reasonable attorneys' fees) arising out of, relating to or incurred by the Executive in connection with the performance of the Services or his duties as a director of the Company to the maximum extent permitted by the laws of the State of Delaware as in effect from time to time, except to the extent such loss, liability and expense arises out of the fraud or willful misconduct of Executive. In addition, the Company agrees to advance expenses to the Executive in connection with the defense of any claim brought against the Executive for which the Executive is entitled to be indemnified by the Company in advance of a final decision on the merits, subject to the Executive's undertaking to reimburse the Company in the event that the Executive is finally judicially determined to have failed to meet the applicable standard of conduct, to the maximum extent permitted by the laws of the State of Delaware as in effect from time to time. The provisions of this Section 11 shall survive the expiration or earlier termination of the Term.

12. Miscellaneous.

(a) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to its principles of conflicts of laws.

(b) Any dispute arising out of, or relating to, this Agreement or the breach thereof (other than Sections 6 or 7 hereof), or regarding the interpretation hereof, shall be finally settled by arbitration conducted in New York City in accordance with the rules of the American Arbitration Association then in effect before a single arbitrator appointed in accordance with such rules. Judgment upon any award rendered therein may be entered and enforcement obtained thereon in any court having jurisdiction. The arbitrator shall have authority to grant any form of appropriate relief, whether legal or equitable in nature, including specific performance. For the purpose of any judicial proceeding to enforce such award or incidental to such arbitration or to compel arbitration and for purposes of Sections 6 and 7 hereof, the parties hereby submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York, and agree that service of process in such arbitration or court proceedings shall be satisfactorily made upon it if sent by registered mail addressed to it at the address referred to in paragraph (g) below. The costs of such arbitration shall be borne proportionate to the finding of fault as determined by the arbitrator. Judgment on the arbitration award may be entered by any court of competent jurisdiction.

(c) This Agreement shall be binding upon and inure to this benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

(d) This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets.

(e) This Agreement cannot be amended orally, or by any course of conduct or dealing, but only by a written agreement signed by the parties hereto.

(f) The failure of either party to insist upon the strict performance of any of the teams, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance wherewith, and such terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

(g) All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be delivered personally or by an overnight courier service or sent by registered or certified mail, postage prepaid, return receipt requested, to the parties at the addresses set forth on the first page of this Agreement, and shall be deemed given when so delivered personally or by overnight courier, or, if mailed, five days after the date of deposit in the United States mails. Either party may designate another address, for receipt of notices hereunder by giving notice to the other party in accordance with this paragraph (g).

(h) This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

(i) As used in this Agreement, "**affiliate**" of a specified Person shall mean and include any Person controlling, controlled by or under common control with the specified Person.

(j) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(k) This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE VETERINARY COMPANY, INC.	DENNIS F. STEADMAN
By: [signature]	By: [signature]
Name:	
Title:	